UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of The Securities
                  Exchange Act of 1934 Date of Report (Date of
                    earliest event reported) August 25, 2005

                                   Dtomi, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                            ------------------------
                            (Commission File Number)

                                   98-0207554
                        ---------------------------------
                        (IRS Employer Identification No.)

        950 South Pine Island Road, Suite A150, Plantation, Florida 33324
               (Address of principal executive offices)(Zip Code)

                                 (954) 673-0333
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2005, Dtomi, Inc., a Nevada corporation ("Dtomi"), and VocalScape Networks, Inc., a Nevada corporation ("VocalScape"), entered into an Agreement and Plan of Reorganization (the "Agreement") to effect a merger between the two companies whereby Dtomi shall issue shares of its preferred stock, convertible into shares of common stock and with voting rights equal to 82% of the voting power of the stockholders of Dtomi, to VocalScape in exchange for VocalScape merging into a wholly owned subsidiary of Dtomi. The Agreement also provides that, as a condition of the merger, the current directors of VocalScape shall be appointed to the Board of Directors of Dtomi and have voting control of the Board of Directors of Dtomi. Ron McIntyre, currently the President and a director of VocalScape has already been appointed to the Board of Directors of Dtomi, as further disclosed in Item 5.02 of this Form 8-K. Assuming that the closing of the proposed merger occurs, the current holders of common stock of Dtomi will hold approximately 18% of the voting power at any meeting of the stockholders of Dtomi. Closing of the merger is subject to and conditioned upon customary closing conditions of a merger.

VocalScape provides VoIP telephony solutions and communications software for Internet Service Providers (ISPs), Internet Telephony Service Providers (ITSPs) and Telecommunications companies worldwide. Vocalscape develops VoIP and interactive communications software including Soft phone applications, Customer Acuisition and Billing Systems, SIP Servers, Gatekeepers and Virtual Calling Cards. VocalScape's strategy is to focus on VoIP software and Long Distance termination solutions that bring together a full range of communications solutions and services thereby providing a turn-key VoIP infrastructure for ISPs, ITSPs and Telecommunications companies.

On August 25, 2005 Dtomi and The Otto Law Group, PLLC ("OLG"), who acts as counsel to Dtomi, agreed to amend the engagement agreement by and between Dtomi and OLG, such that on a monthly basis, beginning not later than September 5, 2005, Dtomi shall issue shares of common stock in an amount up to 4.9% of the issued and outstanding shares of common stock of Dtomi, at the time of issuance, to David M. Otto, and register such shares of common stock on Form S-8, to pay fees owed by Dtomi to OLG. The proceeds of all shares of common stock of Dtomi issued to Mr. Otto are to be credited against fees due and owing OLG. Dtomi believes that arrangement with OLG to be fair because Dtomi cannot pay cash to OLG, while OLG has agreed to provide legal services until such time a Dtomi can compensate OLG in cash for its services. Mr. Otto is the sole holder of securities of OLG and also acts as Chairman of the Board of Directors and Secretary to Dtomi.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2005, the Board of Directors of Dtomi appointed Ron McIntyre as a director of Dtomi, Inc., a Nevada corporation ("Dtomi"). Mr. McIntyre is also a director and President of VocalScape, the entity with which Dtomi has entered into an agreement to merge, as referenced in Item 1.01 of this Form 8-K.

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Ron McIntyre, age 57, has management experience with technology companies and start-ups in the United States and Canada. Included in his experience are three corporate mergers/acquisitions. On March 19, 1998, as President of Visionary Solutions (VSI:ASE), Mr. McIntyre signed merger documents for an Agresso (UNI:Oslo) take over bid. In 1992, Mr. McIntyre also served on the Board of Directors of Richmond Software (The Maximizer) until the company's merger with Modatech (NASDAQ). In 1989, he joined Consumers Software Inc. as Director of Sales & Marketing and was instrumental in increasing software sales by more than 500% until the company was acquired by Microsoft on April 8, 1991.

During 13 years with A.B. Dick Co., Mr. McIntyre held positions as Branch Manager and Pacific Zone Manager, and then transferred to California to commence branch sales operations in Sacramento.

For 7 years, Mr. McIntyre worked for NBI, first to start up operations in Sacramento, Vancouver and Victoria, and then stepped up to Western Regional Manager. He joined Consumers Software Inc. in 1989 as Director of Sales & Marketing and was instrumental in increasing software sales by 500% prior to the purchase by Microsoft.

In addition, Mr. McIntyre was the owner/operator of VIPaging Services, Ltd., a licensed paging company in British Columbia. He was also President and CEO of Visionary Solutions. Visionary Solutions markets and delivers Agresso business software to growth-oriented companies in the mid-tiered markets (US $25 million
- $1,000 million in annual sales). Agresso is world class business software with more than 20 modules that include core financial, logistics, purchasing, project costing billing, payroll and human resources. On March 19, 1998, merger documents were signed for an Agresso take-over bid.

Mr. McIntyre also served as Vice President, Sales & Marketing, Director of IT, and Vice President of Operations for Aimtronics Corporation. During his tenure, he had direct responsibility for increasing revenues to Cdn $57MM in 1999, $105MM in 2000, and $154MM for 2001, and managing 250,000 square feet of manufacturing operations in two countries with more than 1100 employees.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

No.   Description
---   -----------

2.1 Agreement and Plan of Reorganization dated August 25, 2005 by and between Dtomi, Inc., a Nevada corporation, and VocalScape Networks, Inc., a Nevada corporation.

10.1 Letter Agreement dated August 25, 2005, amending Engagement Agreement dated October 21, 2001, by and between Dtomi, Inc., a Nevada corporation, and The Otto Law Group, PLLC

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Dtomi, Inc
                                                     (Registrant)


Date: September 1 , 2005                             By:  /s/  David Otto
                                                          ----------------------
                                                          Name:  David Otto
                                                          Title: Secretary

                                INDEX TO EXHIBITS

No.   Description
---   -----------

2.1 Agreement and Plan of Reorganization dated August 25, 2005 by and between Dtomi, Inc., a Nevada corporation, and VocalScape Networks, Inc., a Nevada corporation.

10.1 Letter Agreement dated August 25, 2005, amending Engagement Agreement dated October 21, 2001, by and between Dtomi, Inc., a Nevada corporation, and The Otto Law Group, PLLC

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